UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2006

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

(508) 549-9981
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
     On October 18, 2006, Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”) pursuant to which it has agreed to issue and sell in a private placement (the “Private Placement”) to the Purchasers (i) 8,336,668 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at price of $1.20 per share and (ii) five-year warrants (the “Warrants”) to purchase an aggregate of 4,168,338 shares (the “Warrant Shares”) of Common Stock at an exercise price of $1.40 per share. The Company received gross proceeds of approximately $10,004,000. C.E. Unterberg, Towbin, LLC and WBB Securities, LLC served as placement agents for the Private Placement and, for services rendered, received aggregate cash consideration of approximately $630,280. For their services, C.E. Unterberg, Towbin, LLC also received a warrant to purchase 337,650 shares of Common Stock on the same terms of the Warrants. The Company intends to use the net proceeds of the Private Placement to support its planned 2007 launch of the Cyberkinetics’ Andara™ OFS™ (Oscillating Field Stimulator) Device, for other research and clinical programs and for general corporate purposes.
Terms of the Purchase Agreement
     The Purchase Agreement, among other things, provided for the purchase and sale of the Common Stock and the Warrants on the foregoing terms and required that the Company enter into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”) pursuant to which it has agreed to register the Shares and the Warrant Shares for resale with the United States Securities and Exchange Commission (“SEC”).
     The foregoing summary is qualified in its entirety by reference to the Purchase Agreement which is attached hereto as Exhibit 10.1 to this report and incorporated herein by reference.
Terms of the Warrants
     The Warrants are immediately exercisable for cash and the holders may purchase Warrant Shares at any time until the fifth anniversary of the date of issue. The exercise price may be paid pursuant to a cashless exercise provision if the Warrant Shares have not been registered within a year after the Warrants are issued. If the Warrants are exercised in full at the $1.40 per share exercise price, the Company would receive aggregate proceeds of approximately $5.836 million. The exercise price and the number of shares of Common Stock issuable pursuant thereto are subject to customary adjustments.
     The foregoing summary is qualified in its entirety by reference to the forms of the Warrants, which are attached hereto as Exhibits 4.1 and 4.2 to this report and incorporated herein by reference.
Terms of the Registration Rights Agreement
     The Registration Rights Agreement requires the Company to file a Registration Statement with the SEC within 45 calendar days after the closing of the Private Placement for the purpose of registering for resale the Shares and the Warrant Shares. The Company is required to use commercially reasonable efforts to cause the Registration Statement to become effective no later than the 120 th calendar day following the closing, and to use commercially reasonable efforts to keep the Registration Statement continuously effective until the expiration of the Effectiveness Period (as defined in the Registration Rights Agreement). If the Company fails to comply with these or certain other provisions, or if after the effectiveness, the Registration Statement ceases to be effective for a period in excess of permitted periods (as defined in the Registration Rights Agreement), then the Company shall be required to pay each holder an amount of liquidated damages equal to 2% of the aggregate purchase price paid by such holder pursuant to the Purchase Agreement for the Shares and Warrants then held by such holder on a monthly basis until the Registration Statement is filed and declared effective or the securities are otherwise permitted to be resold. Such liquidated damages may not exceed 10% of the aggregate purchase price paid by the holder pursuant to the Purchase Agreement.
     The foregoing summary is qualified in its entirety by reference to the form of Registration Rights Agreement, which is attached hereto as Exhibit 4.3 to this report and incorporated herein by reference.
Item 3.02      Unregistered Sales of Equity Securities.
     See disclosure under Item 1.01 of this report, which is incorporated herein by reference.
     The Company issued the Shares and the Warrants in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on similar exemptions under applicable state securities laws, to Purchasers who, based on their representations in the Purchase

Agreement, the Company reasonably believed were “accredited investors,” as defined in Regulation D under the Securities Act.
Item 9.01.      Financial Statements and Exhibits.
     On October 18, 2006, the Company issued a press release announcing the private placement and a subsequent press release announcing the closing of the private placement, each of which are attached hereto, respectively as Exhibits 99.1 and 99.2 and are incorporated herein by reference.
(c)      Exhibits:

Exhibit
Number	Description

4.1	Form of Stock Purchase Warrant

4.2	Form of Stock Purchase Warrant

4.3	Registration Rights Agreement dated October 18, 2006

10.1	Securities Purchase Agreement dated October 18, 2006

99.1	Press Release Announcing Definitive Agreements dated October 18, 2006

99.2	Press Release Announcing Completion of Financing dated October 18, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.
Date: October 19, 2006	By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of Stock Purchase Warrant

4.2	Form of Stock Purchase Warrant

4.3	Registration Rights Agreement dated October 18, 2006

10.1	Securities Purchase Agreement dated October 18, 2006

99.1	Press Release Announcing Definitive Agreements dated October 18, 2006

99.2	Press Release Announcing Completion of Financing dated October 18, 2006